Exhibit 99.1

Allos Therapeutics Announces ENRICH Trial Update
—Independent Data Monitoring Committee Recommends ENRICH Trial Continue to Final Efficacy Analysis—

WESTMINSTER, Colo., October 23 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today announced that an independent data monitoring committee (DMC) has completed a second planned interim analysis of data from the Company’s pivotal Phase 3 ENRICH trial of EFAPROXYN™ (efaproxiral) plus whole brain radiation therapy (WBRT) in women with brain metastases originating from breast cancer, and has recommended that the trial continue to the final efficacy analysis. The interim analysis was triggered by the occurrence of 188 patient deaths and was based upon an evaluation of patients randomized through July 31, 2006.  In order to protect the integrity of the trial, the results of the efficacy analysis will not be made available to the Company until the study is completed.  No major patient safety concerns were identified by the DMC.

“This recommendation represents continued progress toward the completion of the ENRICH trial and further confirmation of EFAPROXYN’s favorable safety profile said Paul Berns,” Allos’ President and Chief Executive Officer.  “We are grateful for the support received from our investigators, patients and employees who enabled us to reach this milestone, and look forward to conducting the final efficacy analysis following the occurrence of 282 patient deaths, which we currently expect to occur in mid-2007.”

The Phase 3 ENRICH trial (ENhancing whole brain Radiation therapy In patients with breast Cancer and Hypoxic brain metastases) is a randomized, open-label, multi-center study designed to evaluate the safety and efficacy of WBRT with supplemental oxygen with or without EFAPROXYN in women with brain metastases originating from breast cancer.  Patient enrollment in the trial was completed in August 2006, with a total of 368 patients enrolled at 78 medical centers in the United States, Canada, Europe and South America.  The primary endpoint of the trial is survival.  Secondary endpoints include response rate in the brain at three months, Karnofsky Performance Status, and neurologic signs and symptoms assessment.  The trial is being conducted under a Special Protocol Assessment, which is an agreement between the Company and the U.S. Food and Drug Administration (FDA) that the design and planned analyses of the study, as reflected in the trial protocol, adequately address the objectives of the study in support of a new drug application.

Next Milestones

The Company will conduct the final analysis of safety and efficacy data from the ENRICH trial following the occurrence of 282 patient deaths, which is currently expected to occur in mid-2007.  If the trial is deemed to be positive at the final analysis, the Company intends to submit an amendment to its previously filed new drug application (NDA) to the FDA to seek marketing approval for EFAPROXYN for use as an adjunct to radiation therapy for the treatment of brain metastases originating from breast cancer.

About the Data Monitoring Committee

The DMC is comprised of independent medical experts and statisticians and was established by Allos as part of the Company’s compliance with good clinical practice guidelines. The DMC is responsible for monitoring the safety of patients participating in the ENRICH trial and for conducting interim analyses of trial results to assess the safety and efficacy of EFAPROXYN.

About Brain Metastases Originating from Breast Cancer

According to the American Cancer Society, brain metastases occur in approximately 175,000 patients per year in the United States.  WBRT is the current standard of care for the treatment of brain metastases, and is administered to approximately 125,000 patients per year in the United States as a means to prevent or reduce complications and extend survival.  Cancers that metastasize to the brain most often originate in the breast, lungs, kidneys or melanoma in the skin.  Breast cancer is the second most common cause of brain metastases, accounting for 15% to 20% of the total incidence of brain metastases.  The median survival of women with brain metastases originating from breast cancer who receive WBRT is approximately 4.6 months.

About EFAPROXYN

EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

Based on the findings from a prior Phase 3 trial of EFAPROXYN in patients with brain metastases, in December 2003 the Company submitted an NDA to the FDA to seek approval to market EFAPROXYN in the United States as an adjunct to WBRT for the treatment of patients with brain metastases from breast cancer.  In June 2004, the FDA issued an “approvable letter” in which it indicated that the NDA may be approved if the Company successfully completes the ENRICH trial and submits the results as an NDA amendment for the FDA’s review.

EFAPROXYN Safety Profile

EFAPROXYN has a well established safety profile.  To date, approximately 900 patients have been treated with EFAPROXYN in conjunction with radiation therapy in 12 clinical trials, including ENRICH.  The results have shown that EFAPROXYN is generally well tolerated and has an acceptable safety profile for use in cancer patients.  Adverse events observed to date in the ENRICH study appear to be similar to those observed in previous clinical trials with EFAPROXYN.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (ALTH) is a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer.  The Company has two product candidates in late-stage clinical development: EFAPROXYN (efaproxiral), a radiation sensitizer currently under evaluation in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer, and PDX (pralatrexate), a novel, next generation antifolate currently under evaluation in a pivotal Phase 2 trial in patients with relapsed or refractory peripheral T-cell lymphoma.  The Company is also evaluating RH1, a targeted chemotherapeutic agent, in a Phase 1 trial in patients with advanced solid tumors. For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the Company’s projected timeline for conducting the final analysis of safety and efficacy data from the ENRICH trial, the Company’s intent to submit an amendment to its previously filed NDA if the ENRICH trial is deemed to be positive at the final analysis, the potential safety and efficacy of EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that the Company may experience difficulties or delays in the ENRICH trial, whether caused by adverse events, regulatory issues or other factors; and that the ENRICH trial may not demonstrate the safety and efficacy of EFAPROXYN for the treatment of brain metastases from breast cancer.  Even if the ENRICH trial demonstrates the safety and efficacy of EFAPROXYN, regulatory authorities may not approve EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer, the Company may not be able to successfully market EFAPROXYN, or the Company may face post-approval problems that require the withdrawal of EFAPROXYN from the market.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYN™ and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman
Manager, Corporate Communications
Allos Therapeutics
720-540-5227
jneiman@allos.com